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                       CENTEX CONSTRUCTION PRODUCTS, INC.             EXHIBIT 21

         The following is a list of subsidiaries of Centex Construction Products, Inc., wholly-owned unless otherwise stated. This list of subsidiaries includes all of the significant subsidiaries of Centex Construction Products, Inc. as of June 8, 1999.

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                                                        FORM OF                          JURISDICTION OF
ENTITY NAME                                           ORGANIZATION                        ORGANIZATION
-----------                                           ------------                        ------------
American Gypsum Company                               corporation                         New Mexico
  d/b/a American Gypsum Company, Inc.
  d/b/a Centex American Gypsum Company
BP Sand & Gravel, Inc.                                corporation                         Delaware
CCP Cement Company                                    corporation                         Nevada
CCP Concrete/Aggregates Company                       corporation                         Nevada
CCP Gypsum Company                                    corporation                         Nevada
CCP Land Company                                      corporation                         Nevada
CEGC Holding Company                                  corporation                         Delaware
Centex Cement Corporation                             corporation                         Nevada
Centex Eagle Gypsum Company                           corporation                         Delaware
Centex Eagle Gypsum Company, L.L.C.                   limited liability company           Delaware
  d/b/a American Gypsum Company
Centex Materials, Inc.                                corporation                         Nevada
Illinois Cement Company (50%)                         corporation                         Illinois
Illinois Cement Company, Joint Venture (50%)          joint venture                       Texas
  d/b/a Rio Grande Drywall Supply Co.
M & W Drywall Supply Company                          corporation                         Nevada
  d/b/a Rio Grande Drywall Supply Co.
Mathews Readymix, Inc.                                corporation                         California
Mountain Cement Company                               corporation                         Nevada
Nevada Cement Company                                 corporation                         Nevada
Texas Cement Company                                  corporation                         Nevada
  d/b/a C & C Properties, Inc.
  d/b/a CP Service Company
  d/b/a Texas-Lehigh Cement Company
Texas-Lehigh Cement Company (50%)                     corporation                         Texas
Texas-Lehigh Cement Company,
  General Partnership (50%)                           general partnership                 Texas
Western Aggregates, Inc.                              corporation                         Nevada
  d/b/a Centex Western Aggregates, Inc.
Western Cement Company of California                  corporation                         California
Wisconsin Cement Company (50%)                        corporation                         Wisconsin
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